UNITED STATES SECURITIES AND
EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 20, 2004

JAVAKINGCOFFEE, INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

000-50693
(Commission File Number)

71-0915828
(IRS Employer Identification No.)

Suite 248, 8111A Ryan Road, Richmond, British Columbia V7A 2E4
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code (778) 891-5280

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01. Changes in Registrant's Certifying Accountant.

Effective August 20, 2004, we engaged Amisano Hanson, Chartered Accountants, of Vancouver, British Columbia as our new principal independent accountant. Accordingly, we have dismissed Dohan and Company, P.A., Certified Public Accountants, of Miami, Florida, who we appointed as our principal independent accountant following our incorporation on July 15, 2002. Our board of directors has approved the dismissal of Dohan and Company and the appointment of Amisano Hanson as our company's new principal independent accountants.

From the date of Dohan and Company's appointment through the date of Dohan and Company's dismissal and the appointment of Amisano Hanson on August 20, 2004, there were no disagreements between our company and Dohan and Company on any matter listed under Item 304 Section (a)(1)(iv) A to E of Regulation S-B. The report on the financial statements prepared by Dohan and Company for the fiscal period ending December 31, 2002 contained a paragraph with respect to our ability to continue as a going concern.

Prior to engaging Amisano Hanson, we have not consulted Amisano Hanson regarding the application of accounting principles to a specific completed or contemplated transaction, nor have we consulted with Amisano Hanson regarding the type of audit opinion that might be rendered on our company's financial statements. Prior to engaging Amisano Hanson, Amisano Hanson has not provided our company with either written or oral advice that was an important factor considered by our company in reaching a decision to change our company's new principal independent accountant from Dohan and Company to Amisano Hanson.

We provided Dohan and Company with a copy of this Current Report on Form 8-K on August 20, 2004, prior to its filing with the SEC, and requested that they furnish us with a letter addressed to the SEC stating whether they agree with the statements made in this Current Report on Form 8-K, and if not, stating the aspects with which they do not agree. A copy of the letter provided by Dohan and Company, dated August 20, 2004, is attached to this Form 8-K as an exhibit.

Item 9.01. Financial Statements and Exhibits.

16.1 Letter from Dohan and Company, P.A., Certified Public Accountants, dated August 20, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JAVAKINGCOFFEE, INC.

/s/ Chen (Jason) Wu ______
Chen (Jason) Wu, President

Date: August 20, 2004